UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 24, 2011
Continucare Corporation
(Exact Name of Registrant as Specified in Charter)
Florida
(State or Other Jurisdiction of Incorporation)

1-12115	59-2716023
(Commission File Number)	(IRS Employer Identification No.)

7200 Corporate Center Drive, Suite 600
Miami, Florida	33126
(Address of Principal Executive Offices)	(Zip Code)
(305) 500-2000
(Registrant’s telephone number, Including Area Code)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
     On March 1, 2011, Continucare Corporation (the “Company”) filed a Current Report on Form 8-K under this Item 5.07 to report the results of its 2011 Annual Meeting of Shareholders held on February 24, 2011. The Company is filing this amendment to that Form 8-K to disclose the Company’s decision in light of the vote at the Annual Meeting regarding how frequently the Company will include a (non-binding) shareholder advisory vote on the executive compensation of the Company’s named executive officers.
     In accordance with the shareholder voting results, in which “Three Years” received the highest number of votes cast on the frequency proposal, the Company’s Board of Directors has determined that future (non-binding) shareholder advisory votes on executive compensation will occur every three years. Accordingly, the next (non-binding) shareholder advisory vote on executive compensation will be obtained in connection with the Company’s 2014 Annual Meeting of Shareholders. The next required (non-binding) shareholder advisory vote regarding the frequency interval will be held in six years at the Company’s 2017 Annual Meeting of Shareholders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINUCARE CORPORATION
/s/ Fernando L. Fernandez
Fernando L. Fernandez
Senior Vice President-Finance, Chief Financial Officer, Treasurer and Secretary

Dated: July 21, 2011